UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2017

Xcerra Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue Norwood, Massachusetts		02062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 461-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Assignment of the Agreement and Plan of Merger and Related Agreements and Amendment of the Agreement and Plan of Merger

On August 4, 2017, Unic Capital Management Co., Ltd. (“Unic Capital”), Hubei Xinyan Equity Investment Partnership (Limited Partnership) (“Parent”) and Xcerra Corporation (the “Company”) entered into that certain Assignment and Assumption Agreement (the “Merger Assignment Agreement”) pursuant to section 9.3 of that certain Agreement and Plan of Merger, dated as of April 7, 2017, by and among Unic Capital, China Integrated Circuit Industry Investment Fund Co., Ltd. (“Sponsor”) and the Company (the “Merger Agreement”). Pursuant to the terms and conditions of the Merger Assignment Agreement, Unic Capital has irrevocably transferred, conveyed, assigned and delivered to Parent all of Unic Capital’s right, interests, benefits, liabilities and obligations in and under the Merger Agreement (the “Merger Assignment”) and Parent has accepted the Merger Assignment and assumed and agreed to pay, perform, fulfill and discharge all obligations and liabilities of Unic Capital arising under or relating to the Merger Agreement; provided, however, that, pursuant to the Merger Agreement, the Merger Assignment does not relieve Unic Capital from the performance of its obligations under the Merger Agreement in the event Parent does not perform all of such obligations.

Also, on August 4, 2017, Unic Capital, Parent, Sponsor and the Company entered into that certain Assignment and Assumption Agreement (the “Equity Assignment Agreement”) pursuant to that certain Equity Commitment Letter Agreement, dated as of April 7, 2017, by and between Unic Capital and Sponsor (the “Equity Letter Agreement”). Pursuant to the terms and conditions of the Equity Assignment Agreement, Unic Capital has irrevocably transferred, conveyed, assigned and delivered to Parent all of Unic Capital’s right, interests, benefits, liabilities and obligations in and under the Equity Letter Agreement (the “Equity Assignment”) and Parent has accepted the Equity Assignment and assumed and agreed to pay, perform, fulfill and discharge all obligations and liabilities of Unic Capital arising under or relating to the Equity Letter Agreement.

Also, on August 4, 2017, Unic Capital, Parent, Sino IC Leasing Co., Ltd. (the “Lender”) and the Company entered into that certain Assignment and Assumption Agreement (the “Debt Assignment Agreement”) pursuant to that certain Debt Commitment Letter Agreement, dated as of April 7, 2017, by and between Unic Capital and the Lender (the “Debt Letter Agreement”). Pursuant to the terms and conditions of the Debt Assignment Agreement, Unic Capital has irrevocably transferred, conveyed, assigned and delivered to Parent all of Unic Capital’s right, interests, benefits, liabilities and obligations in and under the Debt Letter Agreement (the “Debt Assignment”) and Parent has accepted the Debt Assignment and assumed and agreed to pay, perform, fulfill and discharge all obligations and liabilities of Unic Capital arising under or relating to the Debt Letter Agreement.

Also, on August 4, 2017, Parent, Sponsor and the Company entered into that certain Amendment to the Agreement and Plan of Merger (the “Amendment Agreement”). Pursuant to the terms and conditions of the Amendment Agreement, the words “wholly-owned Subsidiary of Parent” in the first paragraph of the Recitals, the second paragraph of the Recitals, Section 2.1, Section 6.19 and Section 9.3 of the Merger Agreement were deleted in their entirety and replaced by the words “controlled Subsidiary of Parent.”

The foregoing descriptions of the Merger Agreement and the Amendment Agreement are qualified in their entirety by reference to the Merger Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 10, 2017) and the Amendment Agreement (attached hereto as Exhibit 2.1 and incorporated herein by reference). Additionally, the foregoing descriptions of the Equity Letter Agreement and the Debt Letter Agreement are qualified in their entirety by reference to the description of such documents in the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2017.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment to the Agreement and Plan of Merger, dated August 4, 2017, by and among Hubei Xinyan Equity Investment Partnership (Limited Partnership), China Integrated Circuit Industry Investment Fund Co., Ltd. and Xcerra Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 7, 2017

Xcerra Corporation

By:	/s/ David G. Tacelli
Name:	David G. Tacelli
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment to the Agreement and Plan of Merger, dated August 4, 2017, by and among Hubei Xinyan Equity Investment Partnership (Limited Partnership), China Integrated Circuit Industry Investment Fund Co., Ltd. and Xcerra Corporation